STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "Agreement "), is made and entered into as of the 19th day of February, 2002, by and between CHROMCRAFT REVINGTON, INC. (the "Company"), a Delaware corporation with its principal office in Delphi, Indiana, and COURT SQUARE CAPITAL LIMITED (the "Selling Shareholder"), a Delaware corporation with its principal office in New York, New York and an affiliate of Citigroup Inc.

                              W I T N E S S E T H :

     WHEREAS,   the  Selling  Shareholder  owns  5,695,418  shares,   comprising
approximately 59.1%, of the issued and outstanding shares of common stock of the Company;

     WHEREAS, the Selling Shareholder desires to sell and transfer to the Company, and the Company desires to purchase from the Selling Shareholder, 3,695,418 shares of common stock of the Company (the "Shares") upon the terms and subject to the conditions set forth herein (the "Company Purchase");

     WHEREAS, concurrently with the consummation of the Company Purchase, the Selling Shareholder will sell and transfer its remaining 2,000,000 shares of common stock of the Company to an employee stock ownership plan to be formed by the Company for the benefit of the Company's employees (the "ESOP"), and the ESOP will purchase from the Selling Shareholder, such shares upon the terms and subject to the conditions set forth in a separate stock purchase agreement (the "ESOP Stock Purchase Agreement") between the Selling Shareholder and the trustee of the ESOP (the "ESOP Purchase");

     WHEREAS, upon consummation of the Company Purchase and the ESOP Purchase, the Selling Shareholder will cease to be a shareholder of the Company; and

     WHEREAS, the Board of Directors of the Company has authorized and approved the execution of this Agreement by the Company but has not authorized or approved the consummation of the Company Purchase or the ESOP Purchase, and the authorization and approval by the Company's Board of Directors in its sole discretion of the Company Purchase and the ESOP Purchase is still required before the Company Purchase and the ESOP Purchase may be consummated.

     NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties, covenants, agreements and mutual obligations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Selling Shareholder hereby agree as follows:

                                    SECTION 1

                         PURCHASE AND SALE OF THE SHARES

     1.01. Purchase and Sale of the Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined), the Selling Shareholder shall sell, transfer, assign and deliver to the Company, and the Company shall purchase and acquire from the Selling Shareholder, all right, title and interest in and to the Shares, free and clear of any and all liens, pledges, security interests, charges, claims, options, rights of first refusal, rights of conversion, exchange or purchase, and adverse claims or rights whatsoever.

     1.02. The Closing. The closing of the Company Purchase (the "Closing") shall take place at the offices of Krieg DeVault LLP, One Indiana Square, Suite 2800, Indianapolis, Indiana and shall be effective as of 11:59 p.m., Indianapolis time, on March 15, 2002 (the "Effective Time"). The date on which the Closing occurs shall be referred to herein as the "Closing Date." The place, date and time of the Closing may be changed by mutual agreement of the parties.

     1.03. (a) Purchase Price. The aggregate purchase price to be paid at the Closing by the Company to the Selling Shareholder for the Shares shall be Thirty-Six Million Nine Hundred Fifty-Four Thousand One Hundred Eighty Dollars ($36,954,180) (the "Purchase Price"), or Ten Dollars ($10.00) for each of the Shares.

         (b)Fee. In addition to the Purchase Price, the Company shall pay to the Selling Shareholder and its designee at the Closing a total transaction fee (the "Transaction Fee") of Fifty Cents ($0.50) for each share of common stock of the Company sold by the Selling Shareholder to the Company and the ESOP; provided, however, that the Transaction Fee shall not exceed Two Million Eight Hundred Thousand Dollars ($2,800,000) in the aggregate.

     1.04. Method of Payment. At the Closing, the Company shall pay in immediately available funds by wire transfer to (a) the Selling Shareholder an amount equal to the Purchase Price, and (b) the Selling Shareholder and its designee an aggregate amount equal to the Transaction Fee, as specified on Exhibit A hereto. At least 72 hours prior to the Closing, the Selling Shareholder shall provide the Company with instructions for payment of the Purchase Price and the Transaction Fee, including wire transfer instructions, for itself and its designee.

     1.05. Delivery of Stock Certificates. At the Closing, the Selling Shareholder shall deliver to the Company the certificate or certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in proper form for transfer.

     1.06. Further Assurances. At the Company's request, the Selling Shareholder shall, from time to time after the Closing, execute, acknowledge and deliver such other documents, instruments and writings and shall take such other actions as the Company may reasonably request in order to give effect to the Company Purchase or otherwise as may be necessary to carry out or evidence the transactions contemplated by this Agreement.

                                    SECTION 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Selling Shareholder as follows:

     2.01. Organization . The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     2.02. Authority; No Violations. (a) The Company has the requisite corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby subject to the fulfillment of the conditions precedent set forth in Section 5.01 hereof. This Agreement and its execution and delivery by the Company have been duly authorized and approved by the Board of Directors of the Company and, subject to the fulfillment of the conditions precedent set forth in Section 5.01 hereof, constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent limited by general principles of equity, by public policy and by bankruptcy, insolvency, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights.

     (b) Neither the execution of this Agreement nor the consummation of the Company Purchase by the Company (with or without notice or lapse of time) or any action taken by the Company in connection with the ESOP Purchase (i) conflicts with or violates any provision of the Company's certificate of incorporation, by-laws or other corporate governance document, (ii) conflicts with or violates any law, statute, rule, regulation or governmental requirement or any court or administrative judgment, order, injunction, writ, directive or decree, or (iii) conflicts with, results in a breach of or constitutes a default under any note, bond, indenture, mortgage, deed of trust, license, lease, contract, agreement, understanding, arrangement, commitment, instrument or other writing to which the Company is a party or by which the Company is subject or bound.

     2.03. No Third Party Consents. No consent, approval, authorization, clearance or waiver of or any filing with or notice to any third party or any government agency or authority is required for the execution, delivery and performance of this Agreement, the consummation of the Company Purchase by the Company or any action taken by the Company in connection with the ESOP Purchase. No approval of this Agreement or the ESOP Stock Purchase Agreement or the Company Purchase, the ESOP Purchase or any of the transactions contemplated hereby or thereby is required to be obtained from the stockholders of the Company.

     2.04. No Litigation or Pending Proceedings . (a) There are no claims, actions, suits, proceedings, arbitrations, mediations or investigations pending or, to the Company's knowledge, threatened in any court or before any government agency or authority, arbitration panel, mediator or otherwise (nor has any event occurred or circumstance arisen that may give rise to or serve as a basis for any claim, action, suit, proceeding, litigation, arbitration, mediation or investigation) against, by or affecting the Company that may impact the consummation of the Company Purchase or the ESOP Purchase.

     (b) The Company is not (i) subject to any outstanding judgment, order, writ, injunction, directive or decree of any court, arbitration panel or governmental agency or authority, (ii) presently charged with or under governmental investigation with respect to any actual or alleged violations of any law, statute, rule, regulation or other governmental requirement, or (iii) the subject of any pending or threatened proceeding by any government regulatory agency or authority having jurisdiction over its business, properties or operations, which may impact any of the Shares or the consummation of the Company Purchase or the ESOP Purchase.

     2.05. Broker's, Finder's and Other Fees. No agent, broker, investment banker, consultant, representative or other person acting on behalf of the Company or under the authority of the Company is or shall be entitled to any commission, broker's or finder's fee or any other form of compensation or payment from the Company relating to this Agreement or the Company Purchase, other than the Transaction Fee and other than the attorneys, accountants and tax or financial advisors of the Company in connection with this Agreement and the Company Purchase.

     2.06. Bring-Down of Representations and Warranties. All representations and warranties of the Company set forth in this Agreement shall be true, accurate and complete, and shall be deemed made again, on and as of the Effective Time.

                                    SECTION 3

            REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDER

     The Selling Shareholder hereby represents and warrants to the Company as follows:

     3.01.   Organization.   The  Selling  Shareholder  is  a  corporation  duly
organized, validly existing and in good standing under the laws of the State of Delaware.

     3.02. Authority; No Violations. (a) The Selling Shareholder has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder subject to the fulfillment of the conditions precedent set forth in Section 5.02 hereof. This Agreement and its execution and delivery by the Selling Shareholder have been duly authorized and approved by the Board of Directors or other appropriate committee of the Selling Shareholder and no other authorizations or approvals by the Selling Shareholder or any parent or affiliate of the Selling Shareholder are required for the Selling Shareholder to execute and deliver this Agreement and to consummate the Company Purchase. Subject to the fulfillment of the conditions precedent set forth in
Section 5.02 hereof, this Agreement constitutes a valid and binding obligation of the Selling Shareholder, enforceable in accordance with its terms, except to the extent limited by general principles of equity, by public policy and by bankruptcy, insolvency, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights.

     (b) Neither the execution of this Agreement nor the consummation of the Company Purchase by the Selling Shareholder (with or without notice or lapse of time) (i) conflicts with or violates any provision of the Selling Shareholder's certificate of incorporation, by-laws or other corporate governance document,
(ii) conflicts with or violates any law, statute, rule, regulation or governmental requirement or any court or administrative judgment, order, injunction, writ, directive or decree, (iii) conflicts with, results in a breach of or constitutes a default under any note, bond, indenture, mortgage, deed of trust, license, lease, contract, agreement, understanding, arrangement, commitment, instrument or other writing to which the Selling Shareholder is a party or by which the Selling Shareholder is subject or bound, (iv) gives any person, proprietorship, partnership, limited liability company, corporation (other than the Company), other entity or third party the right to acquire any of the Shares or any interest in any of the Shares, or (v) results in any lien, pledge, security interest, charge, claim, option, right of first refusal, right of conversion, exchange or purchase, or adverse claim or right being placed upon or relating to any of the Shares.

     3.03. Ownership. The Selling Shareholder is the sole lawful owner of record, and together with its affiliates beneficially, of the Shares. The Shares are free and clear of any and all liens, pledges, security interests, charges, claims, options, rights of first refusal, rights of conversion, exchange or purchase, and adverse claims or rights. The Selling Shareholder is not a party to or bound by any buy-sell or other agreement, understanding or commitment with respect to any of the Shares, other than this Agreement and the ESOP Stock Purchase Agreement.

     3.04. No Third Party Consents. No consent, approval, authorization, clearance or waiver of or any filing with or notice to any third party or any government agency or authority not already obtained is required for the execution, delivery and performance of this Agreement or the consummation of the Company Purchase by the Selling Shareholder. No approval not already obtained of this Agreement or the ESOP Stock Purchase Agreement or the Company Purchase, the ESOP Purchase or any of the transactions contemplated hereby or thereby is required to be obtained from the stockholders or any parent or affiliate of the Selling Shareholder.

     3.05. No Litigation or Pending Proceedings . (a) There are no claims, actions, suits, proceedings, arbitrations, mediations or investigations pending or, to the Selling Shareholder's knowledge, threatened in any court or before any government agency or authority, arbitration panel, mediator or otherwise (nor has any event occurred or circumstance arisen that may give rise to or serve as a basis for any claim, action, suit, proceeding, litigation, arbitration, mediation or investigation) against, by or affecting the Selling Shareholder that may impact any of the Shares or the consummation of the Company Purchase or the ESOP Purchase.

     (b) The Selling Shareholder is not (i) subject to any outstanding judgment, order, writ, injunction, directive or decree of any court, arbitration panel or governmental agency or authority, (ii) presently charged with or under governmental investigation with respect to any actual or alleged violations of any law, statute, rule, regulation or other governmental requirement, or (iii) the subject of any pending or threatened proceeding by any government regulatory agency or authority having jurisdiction over its business, properties or operations, which may impact any of the Shares or the consummation of the Company Purchase or the ESOP Purchase.

     3.06. Broker's, Finder's and Other Fees. No agent, broker, investment banker, consultant, representative or other person acting on behalf of the Selling Shareholder or under the authority of the Selling Shareholder is or shall be entitled to any commission, broker's or finder's fee or any other form of compensation or payment from the Selling Shareholder relating to this Agreement or the Company Purchase other than the Transaction Fee and other than the attorneys, accountants and tax or financial advisors of the Selling Shareholder in connection with this Agreement and the Company Purchase.

     3.07. Bring-Down of Representations and Warranties. All representations and warranties of the Selling Shareholder set forth in this Agreement shall be true, accurate and complete, and shall be deemed made again, on and as of the Effective Time.

                                    SECTION 4

                                    COVENANTS

     4.01. Covenants of the Company.

     (a) Between the date hereof and the Closing Date, subject to commercial reasonableness, the Company shall not take any action that would result in or fail to take any action that would prevent, and shall not permit its directors, employees, affiliates or agents to take any action that would result in or fail to take any action that would prevent, a breach of any representation, warranty or covenant of the Company set forth in this Agreement.

     (b) The Company shall pay the reasonable fees and expenses of the Selling Shareholder's legal counsel in connection with this Agreement, the ESOP Stock Purchase Agreement, the Company Purchase and the ESOP Purchase, up to One Hundred Thousand Dollars ($100,000) in the aggregate.

     (c) Any and all Taxes (as hereinafter defined) incurred by the Company by virtue of or relating to the Company Purchase and the ESOP Purchase shall be paid by the Company and, in addition, the Company shall pay the Taxes as set forth in Exhibit B attached hereto.

     4.02. Covenants of the Selling Shareholder.

     (a) Between the date hereof and the Closing Date, subject to commercial reasonableness, the Selling Shareholder shall not take any action that would result in or fail to take any action that would prevent, and shall not permit its directors, employees, affiliates or agents to take any action that would result in or fail to take any action that would prevent, a breach of any representation, warranty or covenant of the Selling Shareholder set forth in this Agreement.

     (b) Any and all Taxes (as hereinafter defined) incurred by the Selling Shareholder by virtue of or relating to the Company Purchase or the ESOP
Purchase shall be paid by the Selling Shareholder, except as set forth in Exhibit B attached hereto.

     4.03. Definition of "Taxes". For purposes of this Agreement, the term "Taxes" shall mean any and all federal, state, county, local, foreign or other income, gross receipts, capital gain, franchise, excise, withholding, personal property, transfer, value added, alternative or add-on minimum and other taxes, assessments, fees and charges (whether known, unknown, absolute, fixed, matured, unmatured, contingent or otherwise and whether due or to become due), including, without limitation, any and all interest, penalties and additions to tax in respect of the foregoing, whether or not disputed, and any liability or obligation to indemnify, assume or succeed to any of the foregoing.

                                    SECTION 5

                         CONDITIONS PRECEDENT TO CLOSING

     5.01. The Company . The obligation of the Company to consummate the Company Purchase is subject to the satisfaction and fulfillment of each of the following conditions at or prior to the Closing unless waived in writing by the Company:

     (a) Delivery of Stock Certificates. The Selling Shareholder shall have delivered to the Company the certificate or certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in proper form for transfer and dated as of the Closing Date.

     (b) Corporate Action of Selling Shareholder. The Board of Directors or other appropriate committee of the Selling Shareholder shall have authorized and approved this Agreement, the ESOP Stock Purchase Agreement, the Company Purchase and the ESOP Purchase, and the Selling Shareholder shall have taken all other corporate action necessary for the Selling Shareholder to consummate the Company Purchase and the ESOP Purchase.

     (c) Representations and Warranties of the Selling Shareholder . Each of the representations and warranties of the Selling Shareholder set forth in this Agreement shall be true, accurate and complete at and as of the Effective Time.

        (d) Compliance with Covenants. The Selling Shareholder shall have complied with all of its covenants and agreements set forth in Section 4.02 of this Agreement.
        (e) No Lawsuits or Proceedings . No action, suit or proceeding before any court or governmental or regulatory authority shall be pending against the Company, the Selling Shareholder or any of their respective directors or officers seeking to restrain, prevent, limit or change the Company Purchase, the ESOP Purchase or the related transactions contemplated hereby or by the ESOP Stock Purchase Agreement or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions.

        (f) Officer's Certificate. The Selling Shareholder shall have delivered to the Company a certificate of the Selling Shareholder's Vice President certifying that the conditions set forth in Sections 5.01(a), (b),
(c), (d) and (e) hereof have been satisfied and fulfilled.

     (g) Opinion of Counsel . The Company shall have received from Dechert, counsel to the Selling Shareholder, an opinion, dated as of the Closing Date, in form and substance substantially as set forth in Exhibit C attached hereto.

     (h) Fairness Opinion. The Company shall have received an opinion with respect to the Company Purchase and the ESOP Purchase from Houlihan Lokey Howard & Zukin Financial Advisors, Inc., financial advisor to the Company, in form and substance reasonably satisfactory to the Board of Directors of the Company.

     (i) Bank Financing. The Company and its lenders shall have executed a credit agreement providing for a $75,000,000 credit facility on terms and conditions reasonably satisfactory to the Company.

     (j)  ESOP  Purchase.   The  ESOP  Purchase  shall  have  been   consummated
concurrently with the consummation of the Company Purchase.

     (k) Resignation. M. Saleem Muqaddam shall have resigned from the Board of Directors of the Company, effective immediately following the Effective Time.

     (l) Corporate Action of the Company. The Company's Board of Directors shall have authorized and approved this Agreement, the ESOP Stock Purchase Agreement, the Company Purchase and the ESOP Purchase, and the Company shall have taken all other corporate action necessary for the Company to consummate the Company Purchase and the ESOP Purchase.

     5.02. The Selling Shareholder. The obligation of the Selling Shareholder to consummate the Company Purchase is subject to the satisfaction and fulfillment of each of the following conditions at or prior to the Closing, unless waived in writing by the Selling Shareholder:

     (a) Payment of Purchase Price and Transaction Fee. The Company shall have paid the Purchase Price and the Transaction Fee in accordance with Sections 1.03 and 1.04 hereof.

     (b) Corporate Action . The Company's Board of Directors shall have authorized and approved this Agreement, the ESOP Stock Purchase Agreement, the Company Purchase and the ESOP Purchase, and the Company shall have taken all other corporate action necessary for the Company to consummate the Company Purchase and the ESOP Purchase.

     (c)   Representations   and  Warranties  of  the  Company  .  Each  of  the
representations and warranties of the Company set forth in this Agreement shall be true, accurate and complete at and as of the Effective Time.

     (d) Compliance with Covenants. The Company shall have complied with all of its covenants and agreements set forth in Section 4.01 of this Agreement.

     (e) No Lawsuits or Proceedings. No action, suit or proceeding before any court or governmental or regulatory authority shall be pending against the Company, the Selling Shareholder or any of their respective directors or officers seeking to restrain, prevent, limit or change the Company Purchase, the ESOP Purchase or the related transactions contemplated hereby or by the ESOP Stock Purchase Agreement or questioning the legality or validity of any such transactions or seeking damages in connection with any such transactions.

     (f) Officer's Certificate. The Company shall have delivered to the Selling Shareholder a certificate of the Company's President certifying that (i) the conditions set forth in Sections 5.02(a), (b), (c), (d) and (e) hereof have been satisfied and fulfilled, and (ii) attached thereto are copies of the resolutions duly adopted by the Board of Directors of, and evidence of all other corporate action taken by, the Company authorizing and approving this Agreement, the Company Purchase and the ESOP Purchase.

     (g) Opinion of Counsel . The Selling Shareholder shall have received from Krieg DeVault LLP, counsel to the Company, an opinion, dated as of the Closing Date, in form and substance substantially as set forth in Exhibit D attached hereto.

     (h)  ESOP  Purchase.   The  ESOP  Purchase  shall  have  been   consummated
concurrently with the consummation of the Company Purchase.

                                    SECTION 6

                            TERMINATION OF AGREEMENT

     6.01. Manner of Termination. This Agreement may be terminated and the Company Purchase abandoned at any time prior to the Effective Time by written notice delivered in accordance with Section 8.02 hereof, as follows:

     (a) By either the Company or the Selling Shareholder, if:

            (i) the Company Purchase contemplated by this Agreement has not been consummated on or before March 15, 2002; or

            (ii)the  Selling  Shareholder  and the  Board  of  Directors  of the
                Company mutually agree in writing to terminate this Agreement.

     (b) By the Company, if:

            (i) there has been a material misrepresentation or a material breach of any warranty by or on the part of the Selling Shareholder in its representations and warranties set forth in this Agreement; or

            (ii)there has been a  material  breach of or a  material  failure to comply with any covenant set forth in this Agreement by or on the part of the Selling Shareholder.

     (c) By the Selling Shareholder, if:

            (i) there has been a material misrepresentation or a material breach of any warranty by or on the part of the Company in its representations and warranties set forth in this Agreement; or

            (ii)there has been a  material  breach  of or  material  failure  to comply with any covenant set forth in this Agreement by or on the part of the Company.

     6.02. Effect of Termination. Upon termination of this Agreement in accordance with Section 6.01 hereof, this Agreement shall be of no further force or effect (except that Sections 4.01(b), 8.10 and 8.12 hereof shall survive any such termination) and the Company Purchase shall be deemed to be abandoned, and there shall be no obligation of or liability to any party hereto, or their respective shareholders, affiliates, directors, officers, employees, representatives or agents; provided, however, that if such termination was the result of an intentional breach of any representation, warranty or covenant in this Agreement, or an intentional act or omission which resulted in any representation, warranty or covenant in this Agreement to be breached, then the party who committed the intentional breach, act or omission shall be liable to the other party hereto for all out-of-pocket costs and expenses (but no damages) incurred by the other party in connection with the Company Purchase and the ESOP Purchase, including, without limitation, reasonable attorneys' fees and expenses and the fees and expenses of the financial advisor for the Company, the trustee of the ESOP, the financial advisor for the ESOP and legal counsel for the ESOP; and provided further, however, that notwithstanding anything contained herein to the contrary, the Company shall in all cases be liable for the fees and expenses of the Selling Shareholder's legal counsel pursuant to Section 4.01(b) hereof.

                                    SECTION 7

                                 INDEMNIFICATION

     7.01. Indemnification by the Company. The Company hereby agrees to reimburse, indemnify, defend and hold harmless the Selling Shareholder for, from and against each and every Loss (as hereinafter defined) incurred by the Selling Shareholder based upon, arising out of or relating to (a) any inaccuracy in or breach of any representation or warranty of the Company set forth in this Agreement or in any of the certificates or other documents delivered to the Selling Shareholder in connection with the Closing, (b) any breach of any covenant of the Company set forth in this Agreement, (c) the Company Purchase and the ESOP Purchase, and (d) the enforcement of this Section 7.01 against the Company; provided, however, that in no event shall the Company reimburse, indemnify, defend or hold harmless, or be liable to, the Selling Shareholder or any direct or indirect parent, subsidiary, affiliate, successor or assign of the Selling Shareholder for or in connection with any Loss caused by or relating to
(i) any Taxes incurred by the Selling Shareholder by virtue of or relating to the Company Purchase and the ESOP Purchase, except as set forth in Exhibit B attached hereto, (ii) any breach of any of the Selling Shareholder's representations, warranties or covenants set forth in this Agreement or any other breach by the Selling Shareholder of this Agreement, or (iii) any fraud or willful misconduct of the Selling Shareholder.

     7.02. Indemnification by the Selling Shareholder. The Selling Shareholder hereby agrees to reimburse, indemnify, defend and hold harmless the Company for, from and against each and every Loss (as hereinafter defined) incurred by the Company based upon, arising out of or relating to (a) any inaccuracy in or breach of any representation or warranty of the Selling Shareholder set forth in this Agreement or in any of the certificates or other documents delivered to the Company in connection with the Closing, (b) any breach of any covenant of the Selling Shareholder set forth in this Agreement, and (c) the enforcement of this
Section 7.02 against the Selling Shareholder; provided, however, that in no event shall the Selling Shareholder reimburse, indemnify, defend or hold harmless, or be liable to, the Company or any direct or indirect parent, subsidiary, affiliate, successor or assignee of the Company for or in connection with any Loss caused by or relating to (i) any Taxes incurred by the Company by virtue of or relating to the Company Purchase or the ESOP Purchase, (ii) any breach of any of the Company's representations, warranties or covenants set forth in this Agreement or any other breach by the Company of this Agreement, or
(iii) any fraud or willful misconduct of the Company.

     7.03. Notice and Opportunity to Defend Certain Claims. Promptly after (a) receipt by any party hereto of notice of the assertion of any action or claim against such party, or (b) the discovery by any party hereto of any Loss giving rise to indemnification hereunder, in each case with respect to which such party is entitled to indemnification hereunder, such party (the "Indemnified Party") shall give the party that may become obligated to provide indemnification hereunder (the "Indemnifying Party") written notice describing such action, claim or Loss in reasonable detail (an "Indemnification Notice"). If the Indemnified Party fails to give the Indemnification Notice in a timely manner and the Indemnifying Party is materially prejudiced in its defense by such failure, then the Indemnifying Party's liability with respect to such action, claim or Loss shall be reduced to the extent of such prejudice. Except as otherwise provided in this Section 7.03, the Indemnifying Party shall have the right, at its option, to defend, at its own expense and through counsel of its own choosing, and to control the defense of any such action or claim against the Indemnified Party; provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Party. If counsel satisfactory to the Indemnified Party is not selected by the Indemnifying Party within thirty (30) days of any Indemnification Notice, then the Indemnified Party may select counsel to defend any such action or claim and, in such event, the Indemnifying Party shall be responsible for and pay all reasonable attorneys' fees, costs and expenses of such counsel, and the Indemnifying Party shall no longer be entitled to select counsel with respect to or control the defense of such action or claim. If the Indemnifying Party intends to undertake to defend an action or claim against an Indemnified Party, then the Indemnifying Party shall give a written notice (a "Defense Election Notice") to the Indemnified Party of its intention to do so within thirty (30) days of the Indemnification Notice to which such action or claim relates.

     Whether or not the Indemnifying Party chooses to so defend such action or claim, the parties hereto shall cooperate in the defense thereof and shall furnish such records, information and testimony, attend such settlement or other conferences, discovery proceedings, mediations, hearings, trials and appeals and respond to such discovery and other requests as may be reasonably requested in connection therewith. The Indemnified Party shall not compromise or settle any action, claim or Loss as to which indemnification hereunder is sought without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnifying Party shall not compromise or settle any action, claim or Loss as to which indemnification hereunder is sought without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. Notwithstanding an election by the Indemnifying Party to assume the defense of any action or claim, the Indemnified Party shall have the right to employ separate counsel and to participate in, but not control, the defense of such action or claim at the sole cost of the Indemnified Party.

     Notwithstanding anything contained herein to the contrary, the Indemnified Party shall have the right to employ its own counsel in any action or claim, to control the defense of such action or claim and to require the Indemnifying Party to pay all reasonable fees and expenses of such counsel, if (a) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would result in a conflict of interest for such counsel in the representation of the Indemnified Party, (b) the Indemnified Party shall not have assumed the defense of the action or claim and employed counsel reasonably satisfactory to the Indemnified Party within the time limits set forth herein, or (c) the Indemnifying Party shall authorize in writing the Indemnified Party to employ separate counsel at the Indemnifying Party's expense.

     7.04. Definition of "Loss". As used in this Section 7, the term "Loss" shall mean any and all actual or threatened losses, claims, demands, damages, awards, liabilities, obligations, judgments, settlements, fines, penalties, interest, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses).

     7.05. Duration. Any claim for indemnification hereunder shall be made within two (2) years following the Closing Date. Once a claim for indemnification hereunder has been timely made, the indemnification obligation of the Company or the Selling Shareholder, as the case may be, shall remain in full force and effect and binding upon it until such claim has been paid in full or settled with the prior written consent of the Indemnified Party, notwithstanding that such two (2) year period has expired.

                                    SECTION 8

                                  MISCELLANEOUS

     8.01. Survival. All representations and warranties of the Company and the Selling Shareholder, respectively, set forth in this Agreement shall survive the Closing for a period of two (2) years following the Closing Date. The covenants of the Company set forth in Sections 4.01(b) and 4.01(c) hereof, and the covenant of the Selling Shareholder set forth in Section 4.02(b) hereof, shall survive the Closing and remain in full force and effect and binding upon the Company and the Selling Shareholder, respectively, indefinitely.

     8.02. Notices . All notices, requests and other communications hereunder shall be in writing (which shall include fax communication) and shall be deemed to have been duly given if (a) delivered by hand, (b) delivered by certified United States Mail, return receipt requested, first class postage pre-paid, (c) delivered by overnight receipted delivery service, or (d) faxed if confirmed thereafter by also mailing a copy of such notice, request or other communication by regular United States Mail, first class postage pre-paid on the next business day, as follows:

If to the Company:                      with a copy to (which shall not
                                        constitute notice):

CHROMCRAFT REVINGTON, INC.              KRIEG DEVAULT LLP
1100 North Washington Street            One Indiana Square, Suite 2800
Delphi, Indiana 46923                   Indianapolis, Indiana 46204
ATTN: Frank T. Kane, Vice President     ATTN: Nicholas J. Chulos, Esq.
Telephone: (317) 564-3500               Telephone: (317) 636-4341
Fax: (317) 564-6673                     Fax: (317) 636-1507

If to the Selling Shareholder:          with a copy to (which shall not
                                        constitute notice):

COURT SQUARE CAPITAL LIMITED            DECHERT
399 Park Avenue                         4000 Bell Atlantic Tower
New York, New York 10043                1717 Arch Street
ATTN: Michael T. Bradley,               Philadelphia, Pennsylvania 19103
      Vice President                    ATTN: Christopher G. Karras, Esq.
Telephone: (212) 559-1120               Telephone: (215) 994-2412
Fax: (212) 888-2940                     Fax: (215) 994-2222

or such substituted address or person as any party has given to the other parties in writing.

     All such notices, requests and other communications shall be effective (a) if delivered by hand, when delivered, (b) if mailed in the manner provided herein, two (2) business days after deposit with the United States Postal Service, (c) if delivered by overnight receipted delivery service, on the next business day after deposit with such service, and (d) if by fax, on the day the fax is completed as shown on the written fax confirmation.

     8.03. Binding Effect; Assignment . This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto may assign this Agreement without the prior written consent of the other party.

     8.04. Benefits . Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     8.05. Amendment. This Agreement may be amended, modified or supplemented only by a written agreement executed by the parties hereto.

     8.06. Waiver . Any party hereto may waive, in writing, the performance by the other party of any of the covenants or agreements to be performed by such other party under this Agreement or any breach or noncompliance under this Agreement by such other party. Any such waiver shall not operate or be construed as a continuing waiver or a waiver of any other or subsequent nonperformance, breach or noncompliance hereunder. No failure or delay in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right or remedy hereunder or otherwise.

     8.07. Headings. The headings in this Agreement have been inserted solely for ease of reference and should not be considered in the interpretation or construction of this Agreement.

     8.08. Severability . In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

     8.09. Counterparts . This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

     8.10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provisions, principles or rules (whether of the State of Delaware or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Delaware.

     8.11. Entire Agreement . This Agreement supersedes all other prior understandings, commitments, representations, negotiations and agreements, whether oral or written, between the parties hereto relating to the matters contemplated hereby and constitutes the entire agreement between the parties hereto relating to the subject matter hereof. The parties hereto agree that the proposal letter dated January 10, 2002 from the Company and accepted by the Selling Shareholder shall be terminated and be of no further force or effect as of the Closing Date.

     8.12. Expenses. Each party hereto shall pay its own respective costs and expenses related to this Agreement and the Company Purchase, except as contemplated by Sections 4.01(b) and 6.02 hereof.

     8.13. Certain References . Whenever in this Agreement a singular word is used, it also shall include the plural wherever required by the context and vice-versa. All references to the masculine, feminine or neuter genders shall include any other gender, as the context requires.

     8.14. Construction. This Agreement is the product of negotiation by the parties hereto and shall be deemed to have been drafted by the parties hereto. This Agreement shall be construed in accordance with the fair meaning of its provisions and its language shall not be strictly construed against, nor shall ambiguities be resolved against, any party.

     8.15. Facsimile Delivery. This Agreement, once executed by any party hereto, may be delivered to the other party by facsimile transmission.

     8.16. Recitals. The recitals, premises and "Whereas" clauses contained on page 1 of this Agreement are expressly incorporated into and made a part of this Agreement.

                                     * * * *

     IN WITNESS WHEREOF, the Company and the Selling Shareholder have made, entered into and executed this Agreement as of the day and year first above written.


                                   CHROMCRAFT REVINGTON, INC.


                                   By:/s/ Michael E. Thomas
                                       Michael E. Thomas
                                       President


                                   COURT SQUARE CAPITAL LIMITED


                                   By:/s/ Michael T. Bradley
                                      Name: Michael T. Bradley
                                      Title: Vice President

IM-383248-5

                                    EXHIBIT A
                                       TO
                            STOCK PURCHASE AGREEMENT
                       BETWEEN CHROMCRAFT REVINGTON, INC.
                        AND COURT SQUARE CAPITAL LIMITED

                           Payment of Transaction Fee



The Transaction Fee shall be paid as follows:


Court Square Capital Limited                        $1.8 million
M. Saleem Muqaddam (designee)                        1.0 million
                                                     -----------
    Total                                            $2.8 million

IM-383248-5

                                    EXHIBIT B
                                       TO
                            STOCK PURCHASE AGREEMENT
                       BETWEEN CHROMCRAFT REVINGTON, INC.
                        AND COURT SQUARE CAPITAL LIMITED

     All excise taxes, if any, incurred by the Selling Shareholder under Section 4975 of the Internal Revenue Code of 1986, as amended, by virtue of or relating to the ESOP Purchase shall be paid by the Company. The Selling Shareholder shall
(a) promptly notify the Company in writing of all communications from the Internal Revenue Service (the "IRS") with respect to any such excise tax, and
(b) allow the Company to participate in all discussions with the IRS relating to such excise tax and to defend any action or claim with respect to such excise tax by the IRS in accordance with Section 7.03 of the Agreement. The Selling Shareholder, at the Company's cost and expense, shall cooperate with the Company and provide such documents and information as the Company may reasonably request in connection with any such discussions, action or claim by the IRS.

     All capitalized terms used but not otherwise defined in this Exhibit B shall have the same meanings ascribed to them in the Agreement.

                                      * * *

IM-383248-5

                                    EXHIBIT C
                                       TO
                            STOCK PURCHASE AGREEMENT
                       BETWEEN CHROMCRAFT REVINGTON, INC.
                        AND COURT SQUARE CAPITAL LIMITED

                Form of Opinion of Counsel to Selling Shareholder

     1. The Selling Shareholder is a validly existing corporation in good standing under the laws of the State of Delaware.

     2. The Selling Shareholder has the requisite corporate power and corporate authority to enter into the Agreement and to carry out its obligations thereunder. The Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding obligation of, the Selling Shareholder. The Agreement is enforceable against the Selling Shareholder in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors' rights generally from time to time in effect and by general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     3. The execution and delivery by the Selling Shareholder of the Agreement does not, and the consummation of the Company Purchase will not, violate (a) any provision of the Delaware General Corporation Law or
          (b) the Certificate of Incorporation or By-Laws of the Selling Shareholder.

     4. Upon delivery of the Shares to you pursuant to the terms of the Agreement, you will be a "protected purchaser" of the Shares within the meaning of Section 8-303 of the [Delaware] Uniform Commercial Code, provided that you do not have notice of any adverse claim thereto.

     It is understood that counsel to the Selling Shareholder may assume for the purpose of its opinion that Delaware law is the same as New York law.

IM-383248-5

                                    EXHIBIT D
                                       TO
                            STOCK PURCHASE AGREEMENT
                       BETWEEN CHROMCRAFT REVINGTON, INC.
                        AND COURT SQUARE CAPITAL LIMITED

                    Form of Opinion of Counsel to the Company

     1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

     2. The Company has the requisite corporate power and authority to enter into the Agreement and to carry out its obligations thereunder. The Agreement and its execution, delivery and performance by the Company have been duly authorized and approved by the Board of Directors and all other necessary corporate action of the Company. The Agreement is enforceable against the Company.

     3. Neither the execution or delivery of the Agreement nor the consummation of the Company Stock Transaction by the Company (a) conflicts with or violates any provision of the Company's Certificate of Incorporation or By-Laws, or (b) conflicts with or violates any provision of the Delaware General Corporation Law

        It is understood that counsel to the Company may assume for the purpose of its opinion that Delaware law is the same as Indiana law.

IM-383248-5w